UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 16, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E Northrop Blvd Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 8620 Spectrum Center Blvd., San Diego, California 92123
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 16, 2019, the Compensation Committee of the Board of Directors of Zovio Inc (the “Company”) approved a relocation policy (the “Relocation Policy”) for the Company’s executive officers (the “Executive Officers”), including, but not limited to, the relocation of Executive Officers in connection with the relocation of the Company’s headquarters to Chandler, Arizona (the “Company Relocation”). Set forth below is a summary of the material terms of the benefits provided under the Relocation Policy.
Under the Relocation Policy, the Executive Officers are reimbursed for usual and customary expenses associated with relocating, including, but not limited to, moving expenses, temporary housing expenses, closing costs associated with the sale of the Executive Officer’s existing home and the purchase of a new home in the destination location, home finding and mortgage coordinate assistance, as well as other miscellaneous amounts in connection with a relocation. Executive Officers who have already begun their relocations due to the Company Relocation may also be reimbursed for expenses under the Relocation Policy. The Relocation Policy also provides the Executive Officers with assistance in marketing and selling the executive’s existing home through a third-party relocation company whereby such relocation company will provide full service marketing assistance through a realtor at no additional cost. To offset some or all of the tax impact, each Executive Officer will receive tax gross-up payments at a fixed percentage of the eligible taxable payments under the Relocation Policy. If an Executive Officer’s employment with the Company ceases within two years after his/her relocation date, the Executive Officer shall repay the benefits provided under the Relocation Policy on a prorated basis as follows: 100% if employment ceases within 6 months, 75% if employment ceases within 12 months, 50% if employment ceases within 18 months, and 25% if employment ceases within 24 months.
The foregoing description of the Relocation Policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Relocation Policy, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel